EXHIBIT 10.37
AMENDMENT TO THE
KEYCORP DEFERRED SAVINGS PLAN

WHEREAS, KeyCorp maintains the KeyCorp Deferred Savings Plan (the “Plan”), which was amended and restated effective as of January 1, 2015 and amended effective as of December 31, 2018 in order to freeze all accruals of Plan Accounts under the Plan as such date.

WHEREAS, by action taken by the Administrative Oversight Committee (the “AOC”) on August 29, 2022, the AOC determined to amend the Plan to revise the definitions of certain terms used in the Plan and to update the Plan provisions relating to the Plan’s fiduciary governance and claims and appeals procedures.

NOW, THEREFORE, effective as of January 1, 2023, the Plan is hereby amended as follows:

1. Paragraph (c) of Section 2.1 of the Plan is hereby revised in its entirety to read as follows:

“(c) ‘Change of Control’ shall mean a Change of Control as such term is defined in the KeyCorp 2019 Equity Compensation Plan or any such successor to such plan.”

2. Paragraphs (cc) through (ii) of Section 2.1 of the Plan are hereby designated as paragraphs (dd) through (jj), respectively, of Section 2.1 of the Plan.

3. A new paragraph (cc) is hereby added to Section 2.1 of the Plan after paragraph (bb) of Section 2.1 of the Plan to read as follows:

“(cc) ‘Plan Administrator’ shall mean the Corporation, the Corporation's Compensation and Benefits Oversight Committee, and any delegees as may be appropriate.”

3. Section 9.2 of the Plan is hereby revised to read in its entirety as follows:

“9.2 Claims Review Procedure.

(a) Claim for Plan Benefits. Any person or entity claiming a benefit under the Plan (hereinafter referred to as “Claimant”) must submit a written claim for Plan benefits by filing an application with the Plan Administrator. A Claimant’s written claim must include the following information:

•The Plan name,
•The Claimant’s name, address, and contact information,
•The Claimant’s Social Security Number,
•The Claimant’s employer (i.e., KeyCorp[1]),
•The Claimant’s employment dates (i.e., hire date and termination date),
•The date the Claimant would like the Plan benefit to begin to be paid, and
•If the Claimant is not the Participant, the written claim should include documentation evidencing the Claimant’s representation of the Participant.

Any written claim for benefits must be sent to:
Benefits Administration
4910 Tiedeman Road
OH-01-49-0256
Brooklyn, OH 44114

(b) Denied Claims. If the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a Claimant’s claim for benefits under the Plan, the Plan Administrator shall provide the Claimant with written notice of its decision within 90 days of the date on which the claim was received. If the Plan Administrator determines that an extension of time is necessary due to special circumstances, the Plan Administrator may take another 90 days (not taking into account any time provided to the Claimant to furnish any specified information) to respond to the claim. When special circumstances require an extension for processing, the Plan Administrator will provide the Claimant with written notice of the extension before it begins. The notice will explain the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision.

EXHIBIT 10.37
Notice of a claim denial shall be written in a manner calculated to be understood by the Claimant and shall contain:
(i) A statement of the specific reasons for the denial of the claim,
(ii) Reference to the specific Plan provision on which the determination is based,
(iii) A description of any additional information needed for the Claimant to improve or refine the Claimant’s claim and an explanation of why that information is needed, and
(iv) A description of the Plan’s review procedures, time limits applicable to such procedures and statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(c) Appeals. The Claimant or the Claimant’s authorized representative may ask the Plan Administrator for a review of a denied claim within 60 days after the Claimant receives the initial denial notice. If the Claimant does not request an appeal within the 60-day period, the claim denial will be final and the Claimant will have no right to bring any legal action on such claim. Any appeal must be in writing and include:

•The Plan name,
•The Claimant’s name, address, and contact information,
•The Claimant’s Social Security Number,
•The Claimant’s employer,
•The Claimant’s employment dates (i.e., hire date and termination date),
•The date on which the Claimant’s request was filed with the Plan Administrator,
•The specific portions of the denial that the Claimant requests the Plan Administrator to review,
•A statement setting forth the basis upon which the Claimant believes the Plan Administrator should reverse the previous denial of the Claimant’s claim for benefits and accept the Claimant’s claim as made, and
•Any written material which the Claimant would like the Plan Administrator to review.

The Claimant may provide documents, records and other information relating to the claim. The Plan Administrator’s review will consider all material and information which the Claimant submits, regardless of whether it was submitted with the initial claim. The Claimant may also request, in writing, the opportunity to review and make copies of the legal Plan document and other Plan materials that are relevant to the Claimant’s claim.

Any written request for review must be sent to:
Benefits Administration
4910 Tiedeman Road
OH-01-49-0256
Brooklyn, OH 44114

(d) Denial Upon Appeal. The Plan Administrator will conduct a full and fair review of the Claimant’s request for review at its next monthly meeting, unless the Claimant’s request is received by the Plan Administrator less than 30 days prior to the next meeting, in which case the Claimant’s request will be reviewed at the second monthly meeting following the Plan Administrator’s receipt of the Claimant’s request. When special circumstances require an extension for processing, the Plan Administrator will provide the Claimant with written notice of the extension before it begins. The notice will explain the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision.

Following its review, the Plan Administrator will render its written decision on review to the Claimant in a manner calculated to be understood by the Claimant, and such notice will specify the reasons and Plan provisions upon which the Plan Administrator’s decision was based.

Notice of a claim denial upon appeal shall be written in a manner calculated to be understood by the Claimant and shall contain:

(i) A statement of the specific reasons for the denial of the claim,
(ii) Reference to the specific Plan provision on which the determination is based,
(iii) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and

EXHIBIT 10.37

(iv) A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

Notwithstanding the foregoing, during the period of time beginning on March 1, 2020 and ending 60 days after the end of the national emergency related to COVID-19 (the “Outbreak Period”), deadlines relating to a claim or appeal under the Plan are extended as if the time period for taking the action began on the day after the end of the Outbreak Period. However, in no event will an applicable deadline occurring during the Outbreak Period be extended for longer than one year from the original deadline.

If the Plan Administrator’s decision is favorable to the Claimant, it shall be binding and conclusive. If the Plan Administrator’s decision is adverse to the Claimant, it shall be binding and conclusive unless the Claimant notifies the Plan Administrator within 90 days after the mailing or delivery to the Claimant by the Plan Administrator of its decision that the Claimant intends to institute legal proceedings challenging the decision of the Plan Administrator, and actually institutes such legal proceeding within 180 days after such mailing or delivery. Any such legal proceeding must be brought in the federal courts for the Northern District of Ohio. Any such legal proceeding brought after the date described will be precluded.”

IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the Plan to be executed by its duly authorized officer on the date set forth blow.

KEYCORP
By: _/s/ Andrea R. McCarthy________
Title: _Assistant Secretary___________
Date: _November_________, _7__ 2022

[1] “KeyCorp” refers to KeyCorp and any of its subsidiaries or affiliates.